EXHIBIT 10.65

Lease Schedule

No.: HXZL-ZZ-2019166

The Lessor and the Lessee have signed this Lease Schedule in accordance with the “Financial Leasing Contract” (No.: HXZL-Z-2019166) (“Financial Leasing Contract”) signed by the two parties. This Lease Schedule is an integral part of the Financial Leasing Contract and constitutes a relatively independent Lease Agreement for the Lease Items listed in this Lease Items and relevant “Pre-lease Interest/Grace Period Interest/Rent Payment Forms”. Unless otherwise stated, terms under this Lease Schedule shall have the same meaning as the Financial Leasing Contract. If there is an inconsistency between the Lease Schedule and the Financial Leasing Contract, the Lease Schedule shall prevail.

Lessor: Huaxia Financial Leasing Co., Ltd. (seal)

Registered address: Room A-413, Financial Center, No. 36 Changhong Road, Kunming Economic and Technological Development Zone, Yunnan Province

Address: 15/F, Tower A, International Enterprise Building, No. 35, Financial Street, Xicheng District, Beijing

Legal representative: Ren Yongguang

Contact: [Tian Jun]

Tel: [010-88091443]

Fax: 010-88093447

Email: tianjun@hxfl.com.cn

Lessee: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (hereinafter referred to as "Lessee")

Legal representative: Zhou Feng

Address: Benke Village, Xinqiao Town, Anlong County, Southwest Guizhou Autonomous Prefecture, Guizhou

Mailing address: Benke Village, Xinqiao Town, Anlong County, Southwest Guizhou Autonomous Prefecture, Guizhou

Contact number: [13636304829]

Email: [None]

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I. Lease Item and Purchase Price

1. Description of Lease Items: The Lease Items of this Project include all the assets, including structures, purchased, constructed and used for Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project Project located in Southwest Guizhou Autonomous Prefecture, Guizhou Province in Yilong County, Guizhou Province. The specific scope of the Lease Items is subject to the List of Lease Items in the “Agreement on the Transfer of Rights and Obligations” (No.: HXZL-ZZ-2019166-006) signed by the Lessor, Lessee, and Seller. After the Lease Commencement Date, the specific details of the Lease Items will ultimately be subject to the Lease Item Acceptance Confirmation issued by the Lessee.

2. Place of use of the Lease Items: Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project Project located in Southwest Guizhou Autonomous Prefecture, Guizhou Province in Yilong County, Guizhou Province that the Lessee intends to construct.

3. Lease Item Purchase Price: The amount to be paid by the Lessor to the Seller for the purchase of the Lease Items under the Agreement on the Transfer of Rights and Obligations, ie, RMB [] (in figure: ¥217,000,000.00).

4. The payment method of Lease Item Purchase Price: pay RMB [] (in figure: ¥217,000,000.00) in a lump sum/by installment according to the provisions of the “Agreement on the Transfer of Rights and Obligations”. The payment may be made by the Lessor by cash, bank acceptance draft or other means agreed by the Lessor and the Lessee.

5. The latest Payment Date of the Lease Item Purchase Price: The latest Payment Date of the Lease Item Purchase Price under the Agreement on the Transfer of Rights and Obligations (No.: is [April] [17], [2020].

6. Use of the Lease Item Purchase Price: only used for the purchase of the Lease Items from suppliers (or master contractors), that is, equipment purchase and engineering payment under Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project Project located in Southwest Guizhou Autonomous Prefecture, Guizhou Province in Yilong County, Guizhou Province.

II. Rent and Lease Term

1. Lease Commencement Date: The date when the Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project Project constructed under the name of the Lessee and located in Southwest Guizhou Autonomous Prefecture, Guizhou Province in Yilong County, Guizhou Province is successfully connected to the grid and starts power generation after the completion of the construction, but not later than the latest Lease Commencement Date specified in the Lease Schedule.

2. The Lease Commencement Date: the corresponding day [6] months later after the date of the first payment of the Lease Item Purchase Price.

3. Financing Period: 15 years (180 months in total). Among them, the Pre-lease Period is from the date when the Lessor pays the first Lease Item Purchase Price to the date when the Zhonghong Yilong New District Xinqiao 70MWp Agricultural PV Power Station Project Project constructed under the name of the Lessee and located in Southwest Guizhou Autonomous Prefecture, Guizhou Province is successfully connected to the grid after the completion of the construction and the signing of "Agreement for Being Connected to the Grid", but not later than the latest Lease Commencement Date specified in the Lease Schedule; the Grace Period is from the Lease Commencement Date to the corresponding date [6] months later after the date of the first payment of the Lease Item Purchase Price; the Pre-lease Period and the Grace Period in total shall not exceed 6 months from the date of the first payment of the Lease Item Purchase Price.

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4. The total amount of the Lease Loan Principal: RMB [] (in words: ¥217,000,000.00), which is subject to the amount stated in the “Pre-lease Interest/Grace Period Interest/Rent Payment Form”.

5. Interest rate calculation method for the Pre-lease Period/Grace Period: increasing 130BP from the benchmark RMB loan interest rate for a maturity of 5 years and above announced by the People's Bank of China on the date of the first payment of the Lease Item Purchase Price by the Lessor.

5. Lease Loan Interest Rate calculation method: increasing 130BP from the benchmark RMB loan interest rate for a maturity of 5 years and above announced by the People's Bank of China on the Lease Commencement Date.

7. Pre-lease Interest/Grace Period Interest calculation and payment method: After the Lessor pays each Lease Item Purchase Price according to the “Notice of Payment” submitted by the Lessee and the Seller, the Pre-lease Interest will be calculated from the date of payment according to the interest rate for the Pre-lease Period/Grace Period, and the Grace Period Interest will be calculated from the Lease Commencement Date according to the interest rate for the Pre-lease Period/Grace Period. The Pre-lease Interest/Grace Period Interest shall be paid once every three months. During the Pre-lease Period/Grace Period, the Lessee only pays the Lease Loan Interest, which is calculated on a daily basis, and does not pay the Lease Loan Principal; the specific Payment Date and amount shall be subject to the Pre-lease Interest/Grace Period Interest/Rent Payment Form.

8. Rent calculation and payment method: starting from the expiration date of the Grace Period, the Rent is calculated according to the Lease Loan Interest Rate, and paid quarterly at the end of each quarter using average capital plus interest method. The estimated Rent amount and Payment Date are set out in the Pre-lease Interest/Grace Period Interest/Rent Schedule, and the actual Rent amount and Payment Date shall be subject to the Pre-lease Interest/Grace Period Interest/Rent Payment Form.

9. The Pre-lease Interest/Grace Period Interest/Rent adjustment method: adjusted in accordance with the provisions of paragraph 5.6 of the main text of the Financial Leasing Contract.

10. The bank account specified by the Lessor to receive the Rent and other amount ("Lessor's Account"):

Bank of deposit: Huaxia Bank, Beijing Changan Sub-branch

Bank name: Huaxia Financial Leasing Co., Ltd.

Account No.: 10253000000525904

11. Information of the Lessor for the issuance of VAT invoice:

Company name: Huaxia Financial Leasing Co., Ltd.

Taxpayer's identification No: 91530100067126820B

Account No.: 10750000000359264

Bank of deposit: Huaxia Bank, Kunming Branch

Company address: Room A-413, Financial Center, No. 36 Changhong Road, Kunming Economic and Technological Development Zone, Yunnan Province

Contact number: [18810661707]

12. The bank account specified by the Lessee to pay the Rent and other amount ("Lessee's Account"):

Bank of deposit: [ICBC xingyi County Sub-branch]

Account name: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd.

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Account No.: [2409094009200139025]

Information of the Lessee for the issuance of VAT invoice:

Company name: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd.

Taxpayer's identification No: 91522320MA6GX6GR1R

Account No.: [2409010609200159424 ]

Bank of deposit: [ICBC xingyi County Sub-branch]

Contact number: [13636304829]

III. Other Payables and Payment Methods

1. Commission Fee: The total amount is not less than 2% of the Lease Loan Principal, ie Only (¥4,340,000.00). The Lessee shall pay the Lessor a Commission Fee of 1% of the first Lease Item Purchase Price before the Lessor pays the first Lease Item Purchase Price, and the remaining Commission Fee of 1% shall be paid at the corresponding Rent Payment Date two years later after the date of payment of the first Lease Item Purchase Price. The specific payment time and payment amount shall be subject to the “Pre-lease Interest/Grace Period Interest/Rent Payment Form” confirmed by both Parties.

2. Lease Security Deposit: The total amount is not less than 5% of the Lease Loan Principal, ie, RMB Yuan Only (¥10,850,000.00). The Lessee shall pay the Lessor the Lease Security Deposit of 5% of the first Lease Item Purchase Price in a lump sum before the Lessor pays the first Lease Item Purchase Price. The specific payment time and payment amount shall be subject to the “Pre-lease Interest/Grace Period Interest/Rent Payment Form” confirmed by both Parties.

The Lease Security Deposit is interest free. If the Lessee fails to pay the Rent payable or any other payables under the Lease Agreement, the Lessor has the right to deduct such amount from the Lease Security Deposit. After the deduction, the Lessee shall make up the Lease Security Deposit according to the Lessor's notice. If the Lessee fails to make up the Lease Security Deposit as required, the Lessor has the right to use the funds paid by the Lessee to make up the Lease Security Deposit.

If no breach of contract occurs to the Lessee, the Lessor will refund the above-mentioned Lease Security Deposit to the bank account number specified by the Lessee within five working days after confirming that the Lessee has fulfilled all of its liabilities and obligations under the Lease Agreement.

3. Late Penalty: For any outstanding and due amount payable by the Lessee, the Lessee shall pay the Lessor a Late Penalty at five ten thousandth of the amount in arrears for each day overdue.

IV. Final Settlement

1. Early termination: Upon mutual agreement, the Lessee has the right to terminate the Lease Agreement in advance of the expiration of the Financing Period after paying all the relevant amount. No early termination fee will be charged, and the Commission Fee will not be refunded.

2. Retention Price: The Retention Price of the Lease Items under the Lease Agreement is RMB One Yuan Only (in words: ¥1.00).

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V. Lease Items Insurance

Both Parties confirm that the Lessee shall, at its own expenses, effect [property insurance] for the Lease Items with an insurance company approved by the Lessor, with the Lessor being the first beneficiary or the additional insured, and submit a copy of the insurance policy/insurance endorsement (the same as the original) to the Lessor within [10] working days after the Project is connected to the grid upon completion of the construction and not later than January 31, 2020. The insurance amount shall at least cover the higher of the carrying amount or appraised value (if any) of the Lease Items on the Lease Commencement Date. The validity of the insurance shall cover the whole term of the Financial Leasing Contract (other relevant insurance requirements shall be subject to the provisions of the main text of the Financial Leasing Contract) and the insurance shall be kept valid throughout the whole term of the Financial Leasing Contract; If the Lessee has not paid off all the Rent or other payables or has not fulfilled its other obligations or liabilities under the Financial Leasing Contract after the expiration of the validity of the insurance, the Lessee shall renew the insurance in a timely manner to ensure that the insurance will remain in effect until the Lessor fulfills all its obligations and liabilities under the Contract.

VI. Guarantee

In order to ensure that the Lessee's obligations under the Contract are properly performed, both Parties agree to adopt the following guarantee:

1. Pledgor: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd., which pledges its electricity fee charge right and accounts receivable as security for the Rent and other amount payable by the Lessee under the Financial Leasing Contract, and the pledge contract No. is];

2. Repurchaser: State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd., which is obliged to repurchase all the right and interest in the Rent and other amount payable by the Lessee under the Financial Leasing Contract (Right and Interest Repurchase Agreement No.: [HXZL-ZZ-2019166-003]);

3. Pledgor: Nanjing Qingyang New Energy Co., Ltd., which shall, from the date when the Lessor pays the first Lease Item Purchase Price to the date when State Power Investment Corporation Guizhou Jinyuan Group or its designated group members apply for equity change registration with industrial and commercial registration department for the acquisition of all or part of the equity of the Lessee, pledge, in a staged manner, 100% of equity of the Lessee as a security for the obligation of the Lessee to pay the Rent and other amount payables under the Financial Leasing Contract (see Pledge Contract No. [HXZL-ZZ-2019166-004]). For the purposes of this Clause, the Lessee will, according to the proportion of the Lessee's equity acquired by State Power Investment Corporation Guizhou Jinyuan Group or its designated group members, release the same proportion of the pledged equity.

VII. Supplemental Provisions

1- In addition to the payment conditions specified in paragraph 3.5 of the Financial Leasing Contract, the Lessor shall be obliged to pay the first and/or any of the subsequent Lease Item Purchase Price according to the Contract only after confirming that all of the following conditions have been met:

(1) The Lessor has obtained a certificate which proves that the Lease Items have no defect in ownership, the value can cover all the amount under Lease Agreement, and the applicable remaining economic life can cover the lease term;

(2) The Lessor receives a copy of the signed and validated engineering contract provided by the Lessee and affixed with the official seal;

(3) Other legal instruments related to this Lease Agreement have been legally and effectively signed and have entered into force; the guarantee documents involved in the “Financial Leasing Contract” have been signed and the guarantees have entered into force or been established.

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(4) The Lessor has received the letter of commitment regarding the following matters from the Lessee and State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd.:

(a) After the Lessor pays the first Lease Item Purchase Price, the Lessee must obtain the land pre-examination document, environmental assessment approval, and forest land related approval for the Project before December 31, 2019;

(b) Within one month after signing a electricity purchase and sale agreement with the relevant party (not later than June 30, 2020), pledging the right of charging fee for electricity generated by the Project to the Lessor and assisting in the completion of the pledge registration procedures;

(c) If the Lessee fails to make the Project get connected to the grid at its full capacity before [December] [31], [2019] and obtain new energy subsidies during the operation period, the Lessor has the right to request the Lessee to repay immediately all the outstanding and due amount and all the immature liabilities under the Lease Agreement and to request State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd. to fulfill the repurchase obligation.

(d) The Lessee undertakes that during the Lease Term, it is not allowed to lend funds to any third party, borrow from other financial institutions, or provide any form of guarantee to any third party without the written consent of the Lessor; no dividend shall be distributed before the Rent is paid to the Lessor on time and in full according to the Financial Leasing Contract and this Schedule; apart from the capital contribution for the Project and the Lease Item Purchase Price paid by the Lessor, the shareholder of the Lessee shall raise funds for the Project to make up the shortage of funds required by the Project construction, the operating income of the Project shall be first used to pay the Pre-lease Interest, the Grace Period Interest and all other payables under the Lease Agreement

2. If the Lessee violates other financial leasing contracts or other contractual documents of any nature signed with the Lessor and constitutes a breach of contract thereunder, such breach of contract also constitutes a breach of contract under this Financial Leasing Contract. The Lessor has the right to pursue the Lessee's liability for breach of contract in accordance with the provisions of this Financial Leasing Contract.

3. If the Lessee or State Power Investment Corporation Guizhou Jinyuan Weining Energy Co., Ltd. violate the above-mentioned commitments, the Lessor has the right to require the Lessee to bear the liability for breach of contract according to the Financial Leasing Contract, including but not limited to requiring the Lessee to pay the corresponding or all outstanding and due Rent, immature Rent, Late Penalty, Retention Price and other payables under the Lease Agreement.

VIII. Pre-lease Interest/Grace Period Interest/Rent Schedule

1. Estimated Payment Date of the first Lease Item Purchase Price: [October] [29], 2019

2. Estimated Lease Commencement Date: [April] [29], 2019

3. Interest rate for Pre-lease Period and Grace Period: [6.20%]

4. Lease Loan Interest Rate: [6.20%]

5. Currency: RMB

6. Unit: Yuan

7. “Pre-lease Interest/Grace Period Interest/Rent Schedule” means the Pre-lease Interest/Grace Period Interest/Rent payment schedule calculated according to interest rate for Pre-lease Period and Grace Period, Lease Loan Interest Rate, Pre-lease Period, Grace Period, Lease Term and Lease Loan Principal specified in the Lease Schedule, expected Payment Date of Lease Item Purchase Price, Lease Commencement Date, etc., for the Lessee's reference only. The actual amount and Payment Date of Pre-lease Interest, Grace Period Interest, and Rent shall be subject to the Pre-lease Interest/Grace Period Interest/Rent Payment Form.

The Lessee’s signature on the Lease Schedule indicates that the Lessee raises no objection to the rent calculation method used by the Lessor.

See the next page for the Pre-lease Interest/Grace Period Interest/Rent Schedule

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This table is a rent estimate, only providing an examples for the calculation method, and the actual amount and date shall be subject to the rent payment form.

(No Text Below)

(Signature Page)

Each Party hereto has read, fully understood and agreed to all the terms and conditions. In witness whereof, the Parties hereto have caused this Contract to be executed as follows:

Lessor: Huaxia Financial Leasing Co., Ltd. (seal)

Legal representative or authorized representative (signature):

日期：2019年10月日

Lessee: Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (seal)

Guizhou Autonomous Prefecture Yilong Zhonghong Green Energy Co., Ltd. (seal)

Legal representative or authorized representative (signature): Zhou Feng

日期：2019年10月日

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